Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)    Registration Statement (Form S-8 No. 333-270057) pertaining to the 2020 Equity Incentive Plan of Unity Software Inc. and the 2020 Employee Stock Purchase Plan of Unity Software Inc.,
(2)    Registration Statement (Form S-8 No. 333-268211) pertaining to the ironSource Ltd. 2013 Share Incentive Plan and the ironSource Ltd. 2021 Share Incentive Plan of Unity Software Inc.,
(3)    Registration Statement (Form S-8 No. 333-262905) pertaining to the 2020 Equity Incentive Plan of Unity Software Inc. and the 2020 Employee Stock Purchase Plan of Unity Software Inc.,
(4)    Registration Statement (Form S-8 No. 333-253935) pertaining to the 2020 Equity Incentive Plan of Unity Software Inc. and the 2020 Employee Stock Purchase Plan of Unity Software Inc.,
(5) Registration Statement (Form S-8 No. 333-248882) pertaining to the 2020 Equity Incentive Plan of Unity Software Inc. and the 2020 Employee Stock Purchase Plan of Unity Software Inc.,
(6) Registration Statement (Form S-3ASR No. 333-275442) of Unity Software Inc., and
(7) Registration Statement (Form S-3ASR No. 333-260984) of Unity Software Inc.
of our reports dated February 29, 2024, with respect to the consolidated financial statements of Unity Software Inc. and the effectiveness of internal control over financial reporting of Unity Software Inc. included in this Annual Report (Form 10-K) of Unity Software Inc. for the year ended December 31, 2023.
/s/ Ernst & Young LLP
San Francisco, California
February 29, 2024